  As filed with the Securities and Exchange Commission on September 27, 1999.



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                               BRIGHTPOINT, INC.
                               -----------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                                              35-1778566
        ----------------------------------------------------------------
        (State or other jurisdiction                    (I.R.S. Employer
       of incorporation or organization)             Identification No.)

               6402 CORPORATE DRIVE, INDIANAPOLIS, INDIANA 46278
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)

    1994 STOCK OPTION PLAN, AS AMENDED; 1996 STOCK OPTION PLAN, AS AMENDED;
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN;
              1999 BRIGHTPOINT, INC. EMPLOYEE STOCK PURCHASE PLAN
              ---------------------------------------------------
                            (Full title of the plan)

                           J. MARK HOWELL, PRESIDENT,
                               BRIGHTPOINT, INC.
               6402 CORPORATE DRIVE, INDIANAPOLIS, INDIANA 46278
               -------------------------------------------------
                    (Name and address of agent for service)

                                 (317) 297-6100
                                 --------------
         (Telephone number, including area code, of agent for service)


                                    Copy to:
                            Robert J. Mittman, Esq.
                             Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174


THIS REGISTRATION STATEMENT ALSO RELATES TO THE FOLLOWING REGISTRATION STATEMENTS OF THE REGISTRANT PREVIOUSLY FILED ON FORM S-8: FILE NOS. 33-90986, 333-03535, 333-36823 AND 333-36829

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed Maximum      Proposed Maximum           Amount of
                                                    Amount to be      Aggregate Price     Aggregate Offering        Registration
      Title of Securities to be Registered          Registered         Per Share (1)           Price(1)                  Fee
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock, par value $.01                    4,300,000
      per share                                     shares(2)(3)        $      5.75         $ 24,725,000            $    6,873.55
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock, par value $.01                    4,595,346
      per share                                     shares(3)(4)              10.11           46,458,948                   (7)
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock, par value $.01                    2,357,336
      per share                                     shares(3)(5)               7.38           17,397,140                   (7)
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock, par value $.01                      613,125
      per share                                     shares(3)(6)               6.98            4,279,613                   (7)
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL                                                                                                     $     6,873.55
-----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended, based upon as to the outstanding options to purchase shares of common stock, the exercise price thereof and as to shares issuable upon exercise of options reserved for future issuance, upon the average of the high and low sales price of the common stock of Brightpoint, Inc. (the "Registrant") reported on the Nasdaq National Market on September 21, 1999.

(2) Represents (i) 2,300,000 shares of common stock issuable upon exercise of options eligible for grant under the Registrant's 1994 Stock Option Plan, as amended, (the "1994 Plan") and (ii) 2,000,000 shares of common stock issuable under the Registrant's 1999 Employee Stock Purchase Plan (the "1999 Plan").

(3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of the registrant's common stock that may be issued pursuant to the anti-dilution provisions of the 1994 Plan, the 1999 Plan, the Registrant's 1996 Stock Option Plan, as amended, (the "1996 Plan") and the Registrant's Non-Employee Director Stock Option Plan (the "BOD Plan").

(4) Represents (i) 9,170 shares of common stock issuable upon exercise of options eligible for grant under the 1994 Plan and (ii) 4,586,176 shares of common stock issuable upon exercise of options granted under the 1994 Plan, all of which shares have previously been registered and, are being carried forward from the Registrant's prior registration statements (Nos. 33-90986, 333-03535 and 333-36823).

(5) Represents (i) 210,501 shares of common stock issuable upon exercise of options eligible for grant under the 1996 Plan and (ii) 2,146,835 shares of common stock issuable upon exercise of options granted under the 1996 Plan, all of which shares have previously been registered and, are being carried forward from the Registrant's prior registration statement
     (No. 333-36829).

(6) Represents (i) 416,375 shares of common stock issuable upon exercise of options eligible for grant under the BOD Plan and (ii) 196,750 shares of common stock issuable upon exercise of options granted under the BOD Plan, all of which shares have previously been registered and, are being carried forward from the Registrant's prior registration statements
      (Nos. 33-90986 and 333-03535).

(7) As noted in notes (4)-(6) above, no fee is due. With respect to the Registrant's prior registration statements on Form S-8 (Nos. 33-90986, 333-03535, 333-36823, 333-36829), the Registrant previously paid aggregate registration fees of approximately $40,853.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item  1. Plan Information.*

Item  2. Registrant Information and Employee Plan Annual Information*


         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (3) The Registrant's Current Report on Form 8-K dated June 11, 1999;

         (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

         (5) The description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A declared effective April 7, 1994 and any amendments thereto and description of the attendant Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated March 28, 1997 and any amendments thereto; and

         (6) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

         Sections 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

         Article TENTH of the registrant's Certificate of Incorporation provides that no director shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such elimination or limitation is prohibited by the Delaware General Corporation Law. In addition, Article NINTH of the registrant's Certificate of Incorporation and Article XX of the By-Laws of the registrant provide in substance that, to the fullest extent permitted by Delaware law, each director and officer shall be indemnified by the registrant against reasonable costs and expenses, including attorneys fees, and any liabilities which may be incurred in connection with any action to which he may be made a party by reason of having been a director or officer of the registrant. The indemnification provided by the registrant's By-Laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

Exhibit No.     Description
-----------     -----------

    4.1         Rights Amendment, dated as of February 20, 1997(1)

    4.2         Amendment No. 1 to the Rights Agreement(2)

    5           Opinion of Tenzer Greenblatt LLP

    10.1        1994 Stock Option Plan, as amended June 24, 1999

    10.2        1996 Stock Option Plan, as amended June 24, 1999

    10.3        Non-Employee Director Stock Option Plan(3)

    10.4        1999 Brightpoint, Inc. Employee Stock Purchase Plan(4)

    23.1        Consent of Ernst & Young LLP

    23.2        Consent of Tenzer Greenblatt LLP (included in Exhibit 5)

    24.1 Powers of Attorney (included on Signature Page of this Registration Statement)

----------------------

    (1) Filed as an exhibit to the Registrant's Current Report on Form 8-K for the event dated February 20, 1997, and incorporated by reference thereto.

    (2) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated by reference thereto.

    (3) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (33-75148) and incorporated by reference thereto.

    (4) Filed as an appendix to the Registrant's Definitive Proxy Statement dated April 15, 1999 filed on Schedule 14A and incorporated by reference thereto.




Item 9. Undertakings.

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the Prospectus any facts or events arising after the effective date of the prospectus (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 27, 1999.

                                BRIGHTPOINT, INC.

                                By: /s/ Robert J. Laikin
                                   -----------------------------
                                   Robert J. Laikin,
                                   Chairman of the Board
                                   and Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Laikin and J. Mark Howell, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:


-----------------------------------------------------------------------------------------------------
Signature                            Title                                        Date
-----------------------------------------------------------------------------------------------------
/s/Robert J. Laikin                  Director, Chairman of the Board and Chief    September 27, 1999
----------------------               Executive Officer (Principal Executive
Robert J. Laikin                     Officer)
-----------------------------------------------------------------------------------------------------
/s/J. Mark Howell                    Director, President and Chief Operating      September 27, 1999
----------------------               Officer
J. Mark Howell
-----------------------------------------------------------------------------------------------------
/s/Phillip A. Bounsall               Executive Vice President, Chief Financial    September 27, 1999
----------------------               Officer (Principal Financial Officer)
Phillip A. Bounsall
-----------------------------------------------------------------------------------------------------
/s/John P. Delaney                   Vice President, Chief Accounting Officer     September 27, 1999
----------------------               (Principal Accounting Officer)
John P. Delaney
-----------------------------------------------------------------------------------------------------
                                     Director                                     September   , 1999
----------------------
John W. Adams
-----------------------------------------------------------------------------------------------------
/s/Robert F. Wagner                  Director                                     September 27, 1999
----------------------
Robert F. Wagner
-----------------------------------------------------------------------------------------------------
/s/Stephen H. Simon                  Director                                     September 27, 1999
----------------------
Stephen H. Simon
-----------------------------------------------------------------------------------------------------
/s/Rollin M. Dick                    Director                                     September 27, 1999
----------------------
Rollin M. Dick
-----------------------------------------------------------------------------------------------------
                                     Director                                     September   , 1999
----------------------
Steven B. Sands
-----------------------------------------------------------------------------------------------------
/s/Todd H. Stuart                    Director                                     September 27, 1999
----------------------
Todd H. Stuart
-----------------------------------------------------------------------------------------------------



                                INDEX TO EXHIBITS



Exhibit No.     Description
-----------     -----------

    4.1         Rights Amendment, dated as of February 20, 1997(1)

    4.2         Amendment No. 1 to the Rights Agreement(2)

    5           Opinion of Tenzer Greenblatt LLP

    10.1        1994 Stock Option Plan, as amended June 24, 1999

    10.2        1996 Stock Option Plan, as amended June 24, 1999

    10.3        Non-Employee Director Stock Option Plan(3)

    10.4        1999 Brightpoint, Inc. Employee Stock Purchase Plan(4)

    23.1        Consent of Ernst & Young LLP

    23.2        Consent of Tenzer Greenblatt LLP (included in Exhibit 5)

    24.1 Powers of Attorney (included on Signature Page of this Registration Statement)

----------------------

    (1) Filed as an exhibit to the Registrant's Current Report on Form 8-K for the event dated February 20, 1997, and incorporated by reference thereto.

    (2) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated by reference thereto.

    (3) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (33-75148) and incorporated by reference thereto.

    (4) Filed as an appendix to the Registrant's Definitive Proxy Statement dated April 15, 1999 filed on Schedule 14A and incorporated by reference thereto.